 EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces 2015 Results and Provides Update on Guadalupe de los Reyes

Denver, Colorado, February 29, 2016 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its audited financial results and highlights for the fiscal year ended December 31, 2015. Management's quarterly conference call to discuss these results is scheduled for 2:30 p.m. MST on March 2, 2016. The Company’s full audited financial statements, Management's Discussion and Analysis together with other important disclosures can be found in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Summary of 2015 Financial Results

We reported net income of $1.0 million or $0.01 per share for the year ended December 31, 2015. This includes $10.2 million of payments received from the Australian Government under a research and development incentive program for qualifying costs incurred in 2012 and 2013; a $1.6 million mark-to-market loss on our investment in Midas Gold Corp.; $7.5 million of operating expenses, net of a $2.0 million gain on the disposal of the Los Cardones gold project; and $0.1  million of other expenses. Cash operating expenditures were substantially unchanged from 2014.

Our working capital as at December 31, 2015 totaled approximately $14.4 million, including cash and short-term investments (comprised of government securities) of approximately $12.9 million. The Company has no debt.

Frederick H. Earnest, Vista’s President and CEO, commented,  “2015 was a pivotal year in the financial position of the Company.  The cash received from the sale of some of our non-core assets, together with the receipt of $10.2 million dollars under the Australian Government's R&D Tax Incentive Program have financed the Company without shareholder dilution, and provided a treasury that we believe will fund the Company into 2018.

We plan to continue our core focus on Mt Todd permitting and technical/economic studies. We recently retained a team of experts to review key areas of the project;  concentrating on metallurgical recovery, process engineering and plant design, pit slope rock mechanics, mine plans and scheduling, and the gas-fired power plant. We hope that this review will identify opportunities to improve project economics and may move the project closer to development.”

Guadalupe de los Reyes Update

On February 25, 2016, Vista received notification from Great Panther Silver Limited (“Great Panther”) that it is terminating its option agreement on Vista’s non-core Guadalupe de los Reyes gold and silver project (the “Guadalupe project”) in Sinaloa, Mexico; and that the $1.5 million option payment due in February 2016 would not be made.  Pursuant to the terms of the option agreement, Vista and Great Panther are now working together to transition 100% of the Guadalupe project back to Vista’s control.

Frederick H. Earnest, added, “The Guadalupe project is a non-core project for Vista.  The work that Great Panther and its subsidiary (Coboro Minerales de Mexico, S.A. de C.V) completed over the last two years has confirmed previous work and provided additional information about the low-sulfidation epithermal veins systems in the district. We continue to believe that the Guadalupe project has good prospects for future development based on the identified and prospective mineral resources. At the appropriate time we intend to seek a new partner who can advance the project to a development decision.”

To review the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including the related Management's Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal year ended December 31, 2015 and to discuss corporate and project activities is scheduled for Wednesday, March  2, 2016 at 2:30 p.m. MST.

Toll-free in North America: 1-888-455-2296

International:  719-325-2323

This call will also be web-cast and can be accessed at the following web location:

 http://event.on24.com/r.htm?e=1145423&s=1&k=66EBAA8D858DD45E6AA2CBEC0028F700

This call will be archived and available at www.vistagold.com after March 2, 2016.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 890013.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars.

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia. We also hold approximately 4.9%  of the outstanding common shares of Midas,  non-core projects in Mexico and the United States and royalty interests in Indonesia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, the Company being funded into 2018; our plan to continue our focus on Mt Todd; our belief that the recommendations may lead to improved project economics and may move the project closer to development; our plan to seek a partner who can advance the Guadalupe project; our belief that the Guadalupe project has good prospects for future development based on the identified and prospective mineral resources; our believe that the return of the Guadalupe project will have no impact on Mt Todd and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, and pre-feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 26, 2016 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.